EXHIBIT 26(e)(ii)

The Prudential Insurance Company of America	No. xx xxx xxx

A Supplement to the Life Insurance Application for a variable contract in which John Doe is named as the proposed insured.

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I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I

ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE ....................................... YES ☒ NO ☐

Date	Signature of Applicant

Aug. 3, 1987	JOHN DOE
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ORD 86218--88